Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts
Julie Leber	Damon Elder
Spotlight Marketing Communications	Spotlight Marketing Communications
949.427.1391	949.427.1377
julie@spotlightmarcom.com	damon@spotlightmarcom.com

Strategic Storage Growth Trust, Inc. to be Acquired for $340 Million

LADERA RANCH, CA – October 1, 2018 – Strategic Storage Growth Trust, Inc. (“SSGT”) today announced the entry into a definitive merger agreement with Strategic Storage Trust II, Inc. (“SST II”), pursuant to which SSGT will merge with and into a wholly-owned merger subsidiary of SST II. Under the merger agreement, SSGT stockholders will receive $12.00 per share in cash, which represents a total purchase price of approximately $340 million, including current outstanding debt to be assumed or repaid. The merger agreement was negotiated on behalf of SSGT by an independent special committee of SSGT’s board of directors, which was formed to conduct a review of potential strategic alternatives.

The special committee of SSGT’s board of directors, the SSGT board of directors, an independent special committee of SST II’s board of directors, and the SST II board of directors have each approved the merger agreement. The merger remains subject to the approval of SSGT’s stockholders, as well as other customary closing conditions.

“This merger will provide our stockholders full cycle liquidity in an all-cash transaction at $12.00 per share, a price above the most recently announced net asset value,” said H. Michael Schwartz, CEO, president and chairman of the board of directors of SSGT. “We are proud of the high quality portfolio of properties we have built and the value it will bring to our stockholders upon the closing of the merger,” noted Mr. Schwartz.

The merger is expected to close during the first quarter of 2019, subject to customary closing conditions, including the approval of SSGT’s stockholders, who will vote on the transaction at a special meeting on a date to be announced. The transaction is not contingent on receipt of financing by SST II. Under specified circumstances set forth in the merger agreement, SST II will be required to pay SSGT a termination fee of $9.6 million if SST II fails to close the transaction.

The merger agreement also provides SSGT with a go-shop period, during which the special committee of SSGT’s board of directors, with the assistance of its financial advisor, KeyBanc Capital Markets, Inc., will actively solicit alternative proposals from third parties for the next 45 days concluding at 11:59 p.m. on November 15, 2018. The merger agreement provides for SSGT to pay a termination fee of $2.9 million to SST II if SSGT terminates the merger agreement in connection with a superior proposal that arises during the go-shop period, and a termination fee of $9.6 million if SSGT terminates the merger agreement in connection with a superior proposal that arises following the go-shop period. There can be no assurance that this process will result in a superior proposal. SSGT does not intend to disclose developments with respect to the solicitation process unless and until the special committee of SSGT’s board of directors has made a decision with respect to any potential superior proposal.

KeyBanc Capital Markets, Inc. served as financial advisor, and Bass, Berry & Sims PLC served as legal advisor, to the special committee of SSGT’s board of directors. KeyBanc Capital Markets, Inc. also provided a fairness opinion to the special committee of SSGT’s board of directors in connection with the transaction.

About Strategic Storage Growth Trust, Inc. (SSGT):

SSGT is a public non-traded REIT that focuses on the acquisition, development, redevelopment and lease-up of self storage properties. The SSGT portfolio currently consists of 27 operating self storage facilities located in 10 states and Toronto, Canada comprising approximately 18,400 self storage units and approximately 2.0 million net rentable square feet of storage space. Additionally, SSGT owns one development property in the Greater Toronto Area which will be comprised of approximately 900 self storage units and 85,000 net rentable square feet of storage space once completed.

About SmartStop Asset Management, LLC (SmartStop):

SmartStop is a diversified real estate company focused on self storage, student housing and senior housing assets. The company has approximately $1.6 billion of real estate assets under management, including 118 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 75,000 units and 8.6 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as four senior housing communities with approximately 650 beds and 500,000 rentable square feet of space. SmartStop is the sponsor of four public non-traded REITs: Strategic Storage Trust II, Inc., SSGT and Strategic Storage Trust IV, Inc., all focused on self storage assets, and Strategic Student & Senior Housing Trust, Inc., focused on student and senior housing assets. SmartStop is also a national sponsor of Section 1031 exchange offerings using the Delaware statutory trust structure. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

Additional Information and Where to Find It

In connection with the proposed transaction, SSGT will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a meeting of its stockholders to seek the requisite stockholder approval. BEFORE MAKING ANY VOTING DECISION, SSGT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the proxy statement and other documents that SSGT files with the SEC (when available) from the SEC’s website at www.sec.gov and SSGT’s website at www. strategicreit.com. In addition, the proxy statement and other documents filed by SSGT with the SEC (when available) may be obtained from SSGT free of charge by directing a request to the following address: Strategic Storage Growth Trust, Inc., Attention: James L. Berg, 10 Terrace Road, Ladera Ranch, California 92694, or by calling (877) 327-3485.

Participants in the Proxy Solicitation

SSGT and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from SSGT’s stockholders with respect to the proposed transaction. Security holders can obtain information regarding the names, affiliations and interests of such individuals in SSGT’s proxy statement filed with the SEC on April 11, 2018. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such transaction when it is filed with the SEC.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the merger and the other transactions contemplated by the merger agreement and all other statements in this press release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. SSGT may not be able to complete the proposed transaction on the terms described in this press release or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure to obtain the SSGT stockholder approval or the failure to satisfy the other closing conditions to the merger; (iii) risks related to disruption of management’s attention from SSGT’s ongoing business operations due to the transaction; and (iv) the effect of the announcement of the merger on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SSGT’s views as of the date on which such statements were made. SSGT anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SSGT’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SSGT are described in the risk factors included in SSGT’s filings with the SEC, including SSGT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. SSGT expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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